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                                                                    EXHIBIT 10.3

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WESTERN(R)                                          WESTERN DIGITAL CORPORATION
DIGITAL                                             ID:  95-2657125
                                                    P.O. Box 19665
                                                    Lake Forest, CA 92630-7741
                                                    (949) 672-7000 x 27985/27986

NOTICE OF GRANT OF LONG-TERM CASH AWARD
AND LONG-TERM CASH AWARD AGREEMENT - EXECUTIVES



((FN))((MN))((LN))                AWARD NUMBER:  ((NBR))
((AD1))                           PLAN:          2004 Performance Incentive Plan
((AD2))                           ID:            ((ID))
((CTY)), ((ST)) ((Z))


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Congratulations! Effective _________, 20__, you have been granted a Long-Term
Cash Award (a "CASH AWARD") of Western Digital Corporation. This Cash Award was granted under the 2004 Performance Incentive Plan (the "PLAN").

TARGET CASH AWARD: $___________.

MEASUREMENT PERIOD COVERED BY GRANT: ______________ to ______________ ("Measurement Period").

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Your Cash Award is subject to the terms and conditions of this Notice, the attached Standard Terms and Conditions for Long-Term Cash Award - Executives (the "STANDARD TERMS") and the Plan. By accepting the award, you are agreeing to the terms and provisions set forth in those documents. You should read the Plan and the Standard Terms. The Standard Terms and the Plan are each incorporated into (made a part of) this Notice by this reference. You do not have to accept your award. If you do not agree to the terms of your award, you should promptly return this Notice to the Western Digital Corporation Stock Plans Administrator.

A copy of the Plan and the Standard Terms have been provided to you. If you need another copy of these documents, or if you would like to confirm that you have the most recent version, please contact the Law Department.
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                                                                    EXHIBIT 10.3

WESTERN(R)
DIGITAL

     Western Digital Corporation 20511 Lake Forest Drive
     Lake Forest, California 92630 Telephone 949 672-7000

                        STANDARD TERMS AND CONDITIONS FOR
                        LONG-TERM CASH AWARD - EXECUTIVES

1.      LONG-TERM CASH AWARD SUBJECT TO 2004 PERFORMANCE INCENTIVE PLAN

        The Long-Term Cash Award (the "CASH AWARD") referred to in the attached Notice of Grant of Long-Term Cash Award and Long-Term Cash Award Agreement - Executives (the "NOTICE") is awarded under the Western Digital Corporation (the "CORPORATION") Amended and Restated 2004 Performance Incentive Plan (the "PLAN"). The Cash Award is subject to the terms and provisions of the Notice, these Standard Terms and Conditions for Long-Term Cash Award - Executives (these "STANDARD TERMS"), and the Plan. To the extent any information in the Notice or other information provided by the Corporation conflicts with the Plan and/or these Standard Terms, then the Plan or these Standard Terms, as applicable, shall control. To the extent any terms and provisions in these Standard Terms conflict with the terms and provisions of the Plan, the Plan shall control. The Notice and these Standard Terms, together, constitute the "AGREEMENT" with respect to the Cash Award pursuant to Section 5.3 of the Plan. The holder of the Cash Award is referred to herein as the "PARTICIPANT." Capitalized terms not defined herein have the meanings set forth in the Plan.

2.      PERFORMANCE GOALS

        The Compensation Committee of the Board of Directors of the Corporation (the "COMMITTEE") shall set one or more objective performance goals for Participant for the Measurement Period, in accordance with Section 5.2 of the Plan ("PERFORMANCE GOALS"). Upon determination by the Committee of the Performance Goals, the Performance Goals for the Measurement Period shall be attached as Exhibit A hereto.

3.      DETERMINATION AND PAYMENT OF CASH AWARD PAYMENT AMOUNT

        Within a reasonable period of time following the end of the Measurement Period, the Committee shall determine, in accordance with the Performance Goals and related criteria and methodology established by the Committee described on Exhibit A hereto, the extent to which the Performance Goals have been achieved and authorize the cash payment of an award, if any, to Participant (the "CASH AWARD PAYMENT AMOUNT"). The Cash Award Payment Amount shall equal the dollar amount of the Cash Award set forth on the Notice of Grant of Cash Performance Award ("TARGET CASH AWARD") multiplied by a percentage that shall be determined by the Committee in accordance with the Performance Goals and related criteria and methodology described on Exhibit A hereto (the "CASH AWARD PERFORMANCE PERCENTAGE"), subject to adjustment as described in this Agreement. Subject to Sections 5 and 6 below, payment of the Cash Award Payment Amount shall be made to Participant or, in the event of Participant's death, to Participant's legal representative, as soon as practicable after the certification of awards by the Committee (but no later than seventy-five days following completion of the Measurement Period), net of amounts withheld in satisfaction of the requirements of Section 8(b) below. THE CASH AWARD PERFORMANCE PERCENTAGE AND THE CASH AWARD PAYMENT AMOUNT ARE SUBJECT TO ADJUSTMENT (WHICH MAY REDUCTION) AS PROVIDED IN THIS AGREEMENT.

4.      TERMINATION AT PAYMENT OF CASH AWARD

        Unless terminated earlier under Section 5 below, a Participant's rights under this Agreement with respect to the Cash Award awarded under this Agreement shall terminate at the time any Cash Award Payment Amount is paid to Participant or at such time that the Cash Award is no longer eligible to become paid, as determined by the Administrator or the Committee.


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5.      TERMINATION OF EMPLOYMENT; CHANGE IN CONTROL EVENTS

        (a) Termination of Employment. Subject to Section 7.2 or 7.3 of the Plan and subject to adjustment as provided in Section 6 hereof, if the Participant ceases to be employed by or to provide services to the Corporation and its Subsidiaries (regardless of the reason for such termination, whether with or without cause, voluntarily or involuntarily, or due to disability), the Participant's Cash Award and any right to receive a Cash Award Payment Amount shall terminate to the extent a Cash Award Payment Amount has not yet been determined by the Committee as described in Section 3, as of the date the Participant's employment or services terminate; provided, however, that in the event of the Participant's death at a time when the Participant is employed by or providing services to the Corporation or any of its Subsidiaries, a pro-rata portion of the Cash Award Payment Amount shall be paid (equal to the Cash Award Payment Amount that the Participant would have been entitled to had he or she continued to be employed through the applicable payment date, multiplied by a fraction the numerator of which is the number of days in the Measurement Period that the Participant was employed by the Corporation or one of its Subsidiaries prior to the Participant's death and the denominator of which is the total number of days in the Measurement Period) to the Participant's legal representative at the same time as Cash Award Payment Amounts are paid generally with respect to the Measurement Period. The Administrator shall be the sole judge, for purposes of the Cash Award, as to whether the Participant continues to render services the Corporation or its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

        (b) Change in Control Events. Notwithstanding Section 5(a), upon the occurrence of a Change in Control Event (as defined in Section 7.3 of the Plan), subject to Section 6 below and Participant then being an Eligible Person, the Cash Award Payment Amount, based on a Cash Award Performance Percentage of 100% (or such greater percentage as the Committee, in its sole discretion, may deem appropriate in the circumstances), multiplied by the Target Cash Award shall become payable hereunder to Participant. Such Cash Award Payment Amount (after giving effect to the foregoing sentence) shall be paid, net of amounts withheld in satisfaction of the requirements of Section 8(b) below, to Participant or, in the event of Participant's death, to Participant's legal representative, as soon as practicable following the Change in Control Event. Notwithstanding the foregoing provisions, if the Change in Control Event giving rise to payment of the Cash Award Payment Amount is not also a "change in control event" as such term is defined under Section 409A of the Code ("Section 409A") and regulations or other guidance promulgated thereunder, then payment with respect to the Cash Award shall not be made until the end of the Measurement Period as originally scheduled.

6.      ADJUSTMENTS; PERFORMANCE-BASED COMPENSATION

        (a) Adjustments. In determining the Cash Award Performance Percentage and the Cash Award Payment Amount with respect to the Measurement Period, the Committee may adjust the Performance Goals previously determined by the Committee to the extent permitted pursuant to Section 5.2.2 of the Plan.

        (b) Reduction of Cash Award Payment Amount. Notwithstanding Section 3 or any other term of this Agreement, the Committee may in its sole and absolute discretion reduce the Cash Award Payment Amount, if the Committee determines that such reduction is necessary or advisable due to current business conditions or for any other reason, including the Committee's judgment that the Performance Goals have become an inappropriate measure of achievement, a change in the employment status, position or duties of the Participant, unsatisfactory performance of the Participant, or the Participant's service for less than the Measurement Period.

        (c) Performance-Based Compensation. Cash Awards are intended to be Performance-Based Awards based on Business Criteria, as described in Section 5.2 of the Plan. Compensation attributable to the Agreement is intended to constitute qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder. This Agreement shall be construed and administered by the Committee in a manner consistent with this intent.

7.      ACKNOWLEDGMENT OF NATURE OF PLAN AND CASH AWARDS

In accepting the Cash Award, Participant acknowledges that:

        (a) the Plan is established voluntarily by the Corporation, it is discretionary in nature and may be modified, amended, suspended or terminated by the Corporation at any time, as provided in the Plan;


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        (b) the Award of this Cash Award is voluntary and occasional and does not create any contractual or other right to receive future awards of Cash Awards, or benefits in lieu of Cash Awards even if Cash Awards have been awarded repeatedly in the past;

        (c) all decisions with respect to future awards, if any, will be at the sole discretion of the Corporation; and

        (d) Participant's participation in the Plan is voluntary.

8.      TAXES

        (a) Responsibility for Tax-Related Items. Regardless of any action the Corporation or Participant's actual employer takes with respect to any or all income tax (including federal, state and local taxes), social insurance, payroll tax or other tax-related withholding ("TAX RELATED ITEMS"), Participant acknowledges that the ultimate liability for all Tax Related Items legally due by Participant is and remains Participant's responsibility and that the Corporation and/or the Participant's actual employer (i) make no representations or undertakings regarding the treatment of any Tax Related Items in connection with any aspect of the Cash Award, including the grant of the Cash Award, the determination of the Cash Award Payment Amount or the payment of the Cash Award Payment Amount; and (ii) do not commit to structure the terms of the grant or any aspect of the Cash Award to reduce or eliminate the Participant's liability for Tax Related Items.

        (b) Withholding Taxes. The Corporation (or any of its Subsidiaries last employing the Participant) shall be entitled to withhold from any Cash Award Payment Amount an amount necessary to satisfy any withholding obligations of the Corporation or any Subsidiary with respect to such payment.

9.      NONTRANSFERABILITY

        Prior to the time that a Cash Award Payment Amount is paid to Participant, no Cash Award or right to receive a Cash Award Payment Amount, any interest therein, nor any amount payable in respect thereof, may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or
(b) subject to Section 5(a), transfers by will or the laws of descent and distribution.

10.     NO RIGHT TO EMPLOYMENT

        Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Corporation or any of its Subsidiaries, affects the Participant's status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Participant's other compensation.

11.     ARBITRATION

        Any controversy arising out of or relating to this Agreement (including these Standard Terms) and/or the Plan, their enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of their provisions, or any other controversy arising out of or related to the Cash Award, including, but not limited to, any state or federal statutory claims, shall be submitted to arbitration in Orange County, California, before a sole arbitrator selected from Judicial Arbitration and Mediation Services, Inc., Orange, California, or its successor ("JAMS"), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected from the American Arbitration Association, and shall be conducted in accordance with the provisions of California Code of Civil Procedure Sections 1280 et seq. as the exclusive forum for the resolution of such dispute; provided, however, that provisional injunctive relief may, but need not, be sought by either party to this Agreement in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the arbitrator. Final resolution of any dispute through arbitration may include any remedy or relief which the arbitrator deems just and equitable, including any and all remedies provided by applicable state or federal statutes. At the conclusion of the arbitration, the arbitrator shall issue a


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written decision that sets forth the essential findings and conclusions upon which the arbitrator's award or decision is based. Any award or relief granted by the arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction. The parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with any of the matters referenced in the first sentence above. The parties agree that Corporation shall be responsible for payment of the forum costs of any arbitration hereunder, including the arbitrator's fee. The parties further agree that in any proceeding with respect to such matters, each party shall bear its own attorney's fees and costs (other than forum costs associated with the arbitration) incurred by it or him or her in connection with the resolution of the dispute. By accepting the Cash Award, the Participant consents to all of the terms and conditions of this Agreement (including, without limitation, this Section 11).

12.     GOVERNING LAW

        This Agreement, including these Standard Terms, shall be interpreted and construed in accordance with the laws of the State of Delaware (without regard to conflict of law principles thereunder) and applicable federal law.

13.     DEFERRALS; CONSTRUCTION

        (a) To the extent permitted under the Corporation's Amended and Restated Deferred Compensation Plan, as amended from time to time, Participant may elect to defer receipt of any or all Cash Award Payment Amounts due hereunder. Such election shall be made, and any such deferral shall be effected and administered, in accordance with the Deferred Compensation Plan.

        (b) This Agreement shall be construed and interpreted to comply with
Section 409A. The Corporation reserves the right to amend this Agreement to the extent it reasonably determines is necessary in order to preserve the intended tax consequences of the Cash Award in light of Section 409A and any regulations or other guidance promulgated thereunder.

14.     SEVERABILITY

        If the arbitrator selected in accordance with Section 11 or a court of competent jurisdiction determines that any portion of this Agreement (including these Standard Terms) or the Plan is in violation of any statute or public policy, then only the portions of this Agreement or the Plan, as applicable, which are found to violate such statute or public policy shall be stricken, and all portions of this Agreement and the Plan which are not found to violate any statute or public policy shall continue in full force and effect. Furthermore, it is the parties' intent that any order striking any portion of this Agreement and/or the Plan should modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties hereunder.

15.     ENTIRE AGREEMENT

        This Agreement (including these Standard Terms) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section
8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

16.     SECTION HEADINGS

        The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.


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                                                                    EXHIBIT 10.3

                                    EXHIBIT A

                        LONG-TERM CASH AWARD - EXECUTIVES
                                PERFORMANCE GOALS


[Performance Goals shall be expressed in terms of one or more of the following corporate measures (or such other measures that may be defined as "Business Criteria" pursuant to the Plan): earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof. Each such Performance Goal may be expressed on an absolute and/or relative basis, may employ comparisons with past performance of the Corporation (including one or more divisions) and/or the current or past performance of other companies, and in the case of earnings-based measures, may employ comparisons to capital, stockholders' equity and shares outstanding.]





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